                                                                     Exhibit 1.1

                                                                  EXECUTION COPY
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                               GROVE WORLDWIDE LLC
                               GROVE CAPITAL, INC.

                                     AND THE

                       SUBSIDIARY GUARANTORS LISTED HEREIN

                                 $225,000,000 of
                    9 1/4% Senior Subordinated Notes due 2008

                               Purchase Agreement

                                 April 22, 1998

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                              CHASE SECURITIES INC.

                           BANCBOSTON SECURITIES INC.

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                               GROVE WORLDWIDE LLC
                               GROVE CAPITAL, INC.

                                  $225,000,000
                    9 1/4% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT

                                                                  April 22, 1998

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
CHASE SECURITIES INC.
BANCBOSTON SECURITIES INC.
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York 10172

Ladies and Gentlemen:

            Grove Worldwide LLC., a Delaware limited liability company (the "Company") and Grove Capital, Inc., a Delaware corporation ("Grove Capital" and, together with the Company, the "Issuers"), propose to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Chase Securities Inc. ("Chase Securities") and BancBoston Securities Inc. ("BancBoston" and, together with DLJ and Chase Securities, the "Initial Purchasers") an aggregate of $225,000,000 in principal amount of their 9 1/4% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"), subject to the terms and conditions set forth herein. The Senior Subordinated Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Issuers, the Subsidiary Guarantors (as defined below) and United States Trust Company of New York, as trustee (the "Trustee"). The Senior Subordinated Notes and the New Senior Subordinated Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes". The Notes will be guaranteed (the "Subsidiary Guarantees") by each of the entities listed on Schedule A hereto (each, a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.


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            Pursuant to the terms of an acquisition agreement (the "Acquisition
Agreement"), the Company will purchase substantially all of the assets of Kidde Industries, Inc., a Delaware corporation and the capital stock of each of Grove Europe Ltd., a limited company organized under the laws of England and Wales, Crane Holding, Inc., a Delaware corporation, Deutsche Grove GmbH, a German limited liability company, Grove France S.A., a societe anonyme organized under the laws of France, Delta Manlift S.A.S., a societe par action simplifiee organized under the laws of France and Grove Manlift Pty. Ltd., a limited liability company incorporated under the laws of New South Wales, Australia, from Hanson Funding (G) PLC ("Hanson") and certain of its subsidiaries.

            The Issuers intend to use the gross proceeds from the sale to the Initial Purchasers of the Senior Subordinated Notes, together with initial borrowings under a new credit facility (together with all security and other ancillary agreements thereto, the "New Credit Facility") and an equity contribution from the Company's direct parent, to (i) acquire, through certain of the Company's subsidiaries, the hydraulic and truck-mounted crane and aerial work platform business of Hanson and certain of its subsidiaries (the "Acquisition"), and (ii) pay related fees and expenses.

            1. Offering Memorandum. The Senior Subordinated Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Issuers and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated April 9, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated April 23, 1998 (the "Offering Memorandum"), relating to the Senior Subordinated Notes and the Subsidiary Guarantees.

            Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Senior Subordinated Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S


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THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT
OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers, the principal amounts of Senior Subordinated Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 100.000% of the principal amount thereof (the "Purchase Price").

            3. Terms of Offering. The Initial Purchasers have advised the Issuers that the Initial Purchasers will make offers (the "Exempt Resales") of the Senior Subordinated Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be


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"qualified institutional buyers" as defined in Rule 144A under the Securities
Act ("QIBs") and (ii) to persons permitted to purchase the Senior Subordinated Notes in offshore transactions in reliance upon Regulation S under the Securities Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Senior Subordinated Notes to Eligible Purchasers in accordance with the terms set forth in the Offering Memorandum initially at a price equal to 100.000% of the principal amount thereof. Such price may be changed at any time without notice.

            Holders (including subsequent transferees) of the Senior Subordinated Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Senior Subordinated Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Issuers' 9 1/4% new Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes"), identical in all material respects to the Senior Subordinated Notes (except that the New Senior Subordinated Notes shall have been registered pursuant to such Exchange Offer Registration Statement), to be offered in exchange for the Senior Subordinated Notes (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Senior Subordinated Notes, and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

            4. Delivery and Payment.

                  (a) Delivery of, and payment of the Purchase Price for, the Senior Subordinated Notes shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on April 29, 1998 or at such other time as shall be agreed upon in writing by the Initial Purchasers and the Issuers. The time and date of such delivery and payment are herein called the "Closing Date."


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                  (b) One or more of the Senior Subordinated Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Subordinated Notes (collectively, the "Global Note"), shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in federal (same day) funds to an account or accounts designated by the Issuers or such other manner of payment as may be designated by the Issuers and agreed to by the Initial Purchasers. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

            5. Agreements of the Issuers and the Subsidiary Guarantors. As of the date hereof, each of the Issuers and the Subsidiary Guarantors, hereby agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly (and, if requested by the Initial Purchasers, confirm such advice in writing) of (i) the issuance by any state securities commission of any order suspending the qualification or exemption from qualification of any Senior Subordinated Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Issuers and the Subsidiary Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Subordinated Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Senior Subordinated Notes under any state securities or Blue Sky laws, the Issuers and the Subsidiary Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuers as many copies of the Preliminary Offering Memorandum and Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in
Section 7 hereof, the Issuers consent to the use of the Preliminary Offering Memorandum and the


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Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with Exempt Resales or market-making activities.

                  (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, to prepare promptly upon the Initial Purchasers' reasonable request an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances existing when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                  (e) Prior to the sale of all Senior Subordinated Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Senior Subordinated Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Issuers nor any Subsidiary Guarantor shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.


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                  (f) So long as any Notes are outstanding, the Company will furnish to holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (i) at all times the Commission does not accept the filings provided for in the preceding sentence, or (ii) such filings provided for in the preceding sentence do not contain the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to holders of the Notes and to securities analysts and prospective investors, upon their request, the information ("Rule 144A Information") required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers promptly after furnishing to its public security holders or filing with any national securities exchange copies of all reports or other communications furnished by the Issuers or any of the Subsidiary Guarantors to their public security holders or filed with the Commission or any national securities exchange on which any class of securities of the Issuers or any of the Subsidiary Guarantors is listed and such other publicly available information concerning the Issuers and/or their subsidiaries as the Initial Purchasers may reasonably request.

                  (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and the Subsidiary Guarantors and accountants of the Issuers and the Subsidiary Guarantors in connection with the sale and delivery of the Senior Subordinated Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) including the mailing and delivering of copies thereof to the


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Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the sale and delivery of the Senior Subordinated Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Senior Subordinated Notes, (iv) all expenses in connection with the registration or qualification of the Senior Subordinated Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Senior Subordinated Notes and the Subsidiary Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Senior Subordinated Notes in the National Association of Securities Dealers, Inc. ("NASD") Private Offerings, Resales and Trading through Automated Linkages market ("PORTAL"),
(vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depository (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors hereunder for which provision is not otherwise made in this Section (but specifically excluding any fees, disbursements and expenses of counsel to the Initial Purchasers except as specifically provided for herein).

                  (i) To use its best efforts to effect the inclusion of the Senior Subordinated Notes in PORTAL and to maintain the listing of the Senior Subordinated Notes on PORTAL for so long as the Senior Subordinated Notes are outstanding.

                  (j) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Issuers and the Subsidiary Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuers or any Subsidiary Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuers or any Subsidiary Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees and (ii) commercial paper issued in the ordinary course of business, it being understood that the Issuers and the Subsidiary Guarantors will enter into the


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New Credit Facility on the Closing Date), without the prior written consent of the Initial Purchasers.

                  (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Senior Subordinated Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Senior Subordinated Notes under the Securities Act.

                  (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Subsidiary Guarantees.

                  (n) To comply with all of its agreements set forth in the Registration Rights Agreement.

                  (o) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy or obtain the waiver of all conditions precedent to the delivery of the Senior Subordinated Notes and the Subsidiary Guarantees.

                  (p) Not to use any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the Senior Subordinated Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            6. Representations, Warranties and Agreements of the Issuers and the Subsidiary Guarantors. As of the date hereof, the Issuers and each of the Subsidiary Guarantors, represent and warrant to, and agree with, the Initial Purchasers as set forth below.

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. The Issuers acknowledge for all purposes under this Agreement that the statements set forth in the last paragraph on the cover page, the legend on the bottom of the


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inside cover page and in the first sentence of the third paragraph, the first sentence of the fourth paragraph, the fourth sentence of the sixth paragraph and the seventh and eighth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information furnished to the Issuers by the Initial Purchasers expressly for use in the Offering Documents (or any amendment or supplement thereto). No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

                  (b) Each of the Issuers and each of their subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (if such concept exists under such laws), as the case may be, and has the corporate power (in the case of a corporation) or power (in the case of a limited liability company) and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties as described in the Offering Memorandum, and each is, duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean, with respect to any Person, any effect that (i) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of such Person and its subsidiaries, taken as a whole or (ii) would materially and adversely affect
(A) the issuance of the Senior Subordinated Notes or the consummation of this Agreement, (B) the performance by such Person and each of its subsidiaries of its respective agreements and obligations under this Agreement or the consummation of the transactions contemplated thereby.

                  (c) All limited liability company interests of the Company are owned by Grove Holdings LLC free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each a "Lien") (other than in favor of the lenders under the New Credit Facility). All shares of capital stock of Grove Capital are owned by the Company, free and clear of any Liens (other than in favor of the lenders under the New Credit Facility). All outstanding limited liability company interests of the Company have been duly authorized, validly issued and are not subject to any preemptive or similar rights. All outstanding shares of capital stock of Grove Capital have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (d) All of the outstanding shares of capital stock of each of the Company's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Lien, (other than Liens in favor of the Lenders under the New Credit Facility). All of the outstanding limited liability company interests of each of the Company's subsidiaries that are limited liability companies have been duly authorized and validly issued and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Liens (other than Liens in favor of the Lenders under the New Credit Facility).

                  (e) This Agreement has been duly authorized, executed and delivered by the Issuers and each of the Subsidiary Guarantors and is a valid and binding agreement of the Issuers and each Subsidiary Guarantor, enforceable against the Issuers and each Subsidiary Guarantor in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (f) The Indenture has been duly authorized by the Issuers and each of the Subsidiary Guarantors and, on the Closing Date, will have been validly executed and delivered by the Issuers and each of the Subsidiary Guarantors. When the Indenture has been duly executed and delivered by the Trustee, the Issuers and each of the Subsidiary Guarantors, the Indenture will be a valid and binding agreement of the Issuers and each Subsidiary Guarantor, enforceable against the Issuers and each Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (g) The Senior Subordinated Notes have been duly authorized by the Issuers for issuance and sale to the Initial Purchasers pursuant to this Agreement and, on the Closing Date, will have been validly executed and delivered by the Issuers. When the Senior Subordinated Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior Subordinated Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuers, enforceable in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Senior Subordinated Notes will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (h) On the Closing Date, the New Senior Subordinated Notes will have been duly authorized by the Issuers. When the New Senior Subordinated Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the New Senior Subordinated Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (i) The Subsidiary Guarantee to be endorsed on the Senior Subordinated Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Senior Subordinated Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Senior Subordinated Notes will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (j) The Subsidiary Guarantee to be endorsed on the New Senior Subordinated Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, when issued, will have been duly executed and delivered by each such Subsidiary

Guarantor. When the New Senior Subordinated Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. When the New Senior Subordinated Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the New Senior Subordinated Notes will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (k) The Registration Rights Agreement has been duly authorized by the Issuers and each of the Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by the Issuers and each of the Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Issuers and each of the Subsidiary Guarantors, enforceable against the Issuers and each Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Registration Rights Agreement will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (l) The Acquisition Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Acquisition Agreement will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (m) The New Credit Facility has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the New Credit Facility has been duly executed and delivered, the New Credit Facility will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the New Credit Facility will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (n) Neither the Issuers nor any of their subsidiaries are in violation of its respective charter or by-laws or operating agreement, as the case may be, or in default in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of material indebtedness or in any other material agreement, indenture or instrument to which the Issuers or any of their subsidiaries are a party or by which the Issuers or any of their subsidiaries or their respective properties are bound, except for such defaults that would not have a Material Adverse Effect.

                  (o) Except as described in the Offering Memorandum, the execution, delivery and performance of the Acquisition Agreement, this Agreement and the other Operative Documents by the Issuers and each of the Subsidiary Guarantors that is a party thereto, compliance by the Issuers and each of the Subsidiary Guarantors that is a party thereto with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under (1) the Securities Act and state securities or Blue Sky laws and regulations, (2) the Trust Indenture Act, (3) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and similar provisions of foreign laws and (4) applicable Environmental Laws (as defined below) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the charter or by-laws or operating agreement, as the case may be, of the Issuers, the Subsidiary Guarantors or any of their respective subsidiaries or (y) any agreement, indenture or other instrument to which the Issuers, the Subsidiary Guarantors or any of their respective subsidiaries are a party or by which the Issuers, the Subsidiary Guarantors or any of their respective subsidiaries or their respective properties are bound except for, in the case of clause (y), for such conflicts, breaches or defaults as would not have a Material Adverse Effect, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Issuers, any Subsidiary Guarantor or any of their respective subsidiaries or their respective properties except for such violations and conflicts as would not have a Material Adverse Effect.

                  (p) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened to which the Issuers or any of their respective subsidiaries are or would be a party or to which any of their respective properties are or would be subject, which would, if determined adversely to the Issuers result, singly or in the aggregate, in a Material Adverse Effect.

                  (q) Except as described in the Offering Memorandum, neither the Issuers nor any of their subsidiaries have, violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (r) Except as described in the Offering Memorandum, neither Issuer is required under any Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) to incur any costs or liabilities which would, singly or in the aggregate, have a Material Adverse Effect.

                  (s) Except as described in the Offering Memorandum, each of the Issuers and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Offering Memorandum, each such Authorization is valid and in full force and effect and each of the Issuers and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Issuers or any of their subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (t) In connection with the Acquisition, the Company has reviewed the effect of Environmental Laws and the disposal of hazardous or toxic substances or wastes, pollutants or contaminants on the business, assets, operations and properties of the Company and its subsidiaries immediately following the Acquisition, and identified and evaluated associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not, immediately subsequent to and giving effect to the Acquisition, have a Material Adverse Effect.

                  (u) Except as described in the Offering Memorandum, the Company and each of its subsidiaries has, and immediately after the Acquisition will have, good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except for Liens in favor of the Lenders under the New Credit Facility, assessments, quasi-easements, licenses, covenants rights of way, utility agreements or other similar restrictions that affect the use of such properties or assets and liens for taxes not yet due and payable (collectively "Permitted Liens"), to all property and assets being described in the Offering Memorandum as being owned by it, except as would not have a Material Adverse Effect. All leases for real property to which any of the Company or any of its subsidiaries is, and immediately after the Acquisition will be, a party are valid and binding and no default has occurred or is continuing thereunder which would have a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of the Company and its subsidiaries is, and immediately after the Acquisition will be, a party as lessee with such exceptions as do not materially interfere with the use currently made by the Company or such subsidiary, as the case may be.

                  (v) The Company and its subsidiaries maintain, and immediately after the Acquisition will maintain, reasonably adequate insurance.

                  (w) The accountants, Ernst & Young LLP and Price Waterhouse LLP, that have certified the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Issuers and the Subsidiary Guarantors, as required by the Securities Act and the Exchange Act. Except with respect to the Subsidiary Guarantors as to which a condensed consolidated footnote will be provided in lieu of full separate financial statements, the historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act.

                  (x) The historical financial statements of the Issuers and their subsidiaries, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the combined financial position, results of operations and changes in financial position of the Issuers and their subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and, with respect to interim financial statements, except for the absence of footnote presentation and normal year-end adjustments; and the other financial and statistical information and data of the Issuers and their subsidiaries set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers.

                  (y) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Issuers and their subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately and consistently derived from the pro forma financial statements.

                  (z) In the Issuers' opinion, the assumptions used in the preparation of the pro forma financial statements included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to and present fairly the transactions or circumstances referred to therein.

                  (aa) The Issuers are not and, after immediately giving effect to the offering and sale of the Senior Subordinated Notes and the application of the net proceeds thereof as described in the Offering Memorandum will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (ab) Except as described in this Offering Memorandum, there are no holders of securities of the Issuers or any of the Subsidiary Guarantors who, by reason of the execution by the Issuers and the Subsidiary Guarantors of the Registration Rights Agreement or the consummation of the transactions contemplated thereby, have the right to request or demand that the Issuers or any of the Subsidiary Guarantors, as the case may be, register under the Securities Act securities held by them other than pursuant to the Registration Rights Agreement.

                  (ac) Neither the Issuers nor any of their subsidiaries nor any agent thereof acting on the behalf of them have taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Senior Subordinated Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (ad) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in or contemplated by the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change in the condition, financial or otherwise, or the earnings, business, management, prospects (viewed as of the date hereof) or operations of the Issuers and their subsidiaries, taken as a whole, (ii) there has not been any material adverse change in the capital stock or in the long-term debt of the Issuers or any of their subsidiaries and (iii) neither the Issuers nor any of their subsidiaries have incurred any material liability or obligation, direct or contingent.

                  (ae) The Company has delivered to the Initial Purchasers true and correct conformed copies of the Acquisition Agreement, including all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchasers.

                  (af) There are, and immediately after the Acquisition there will be, no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any of the Company's subsidiaries other than Permitted Liens and liens in favor of the lenders under the New Credit Facility.

                  (ag) There is, and immediately after the Acquisition there will be, (i) no significant unfair labor practice complaint pending against the Company, any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, any of its subsidiaries, or, to the knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (ah) The Company maintains, and immediately after the Acquisition will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ai) All material tax returns required to be filed by the Company and its subsidiaries in any jurisdiction have been, and immediately after the Acquisition will have been, filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been, and immediately after the Acquisition will have been, paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (aj) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                  (ak) When the Senior Subordinated Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Senior Subordinated Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Issuers or the Subsidiary Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (al) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) was used by the Issuers, the Subsidiary Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Senior Subordinated Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Subordinated Notes have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

                  (am) Prior to the effectiveness of any Registration Statement, the Indenture will not be required to be qualified under the TIA.

                  (an) None of the Issuers, the Subsidiary Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Senior Subordinated Notes or the Subsidiary Guarantees.

                  (ao) The Issuers have not, and will not, offer or sell the Senior Subordinated Notes in reliance on Regulation S except in offshore transactions.

                  (ap) The Issuers have not, and will not, offer or sell the Senior Subordinated Notes as part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (aq) The Issuers, the Subsidiary Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Senior Subordinated Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                  (ar) Assuming (i) the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof and
(ii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and the Offering Memorandum, no registration under the Securities Act of the Senior Subordinated Notes or the Subsidiary Guarantees is required for the sale of the Senior Subordinated Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales.

                  (as) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has informed the Issuers or any Subsidiary Guarantor that it is imposing or considering imposing any condition (financial or otherwise) on the Issuers' or any Subsidiary Guarantor's retaining any rating assigned as of the date hereof to the Issuers or any Subsidiary Guarantor, any securities of the Issuers or any Subsidiary Guarantor or (ii) has indicated to the Issuers or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuers or any Subsidiary Guarantor.

                  (at) Each certificate signed by any officer of the Issuers or any Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or such Subsidiary Guarantor to the Initial Purchasers as to the matters covered thereby.

            The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Issuers and the Subsidiary Guarantors, and agrees that:

                  (a) Such Initial Purchaser is either a QIB or an institutional "accredited investor" (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (an "Accredited Institution"), in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Senior Subordinated Notes.

                  (b) Such Initial Purchaser (A) is not acquiring the Senior Subordinated Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Senior Subordinated Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Senior Subordinated Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Securities Act.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Senior Subordinated Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser understands that, the Senior Subordinated Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Senior Subordinated Notes have not been registered under the Securities Act and that (A) the Senior Subordinated Notes may be offered, resold, pledged or otherwise transferred only
(i) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, to an institutional "accredited investor" as defined in Rules 501(a)(1), (2), (3) or (7) of the Securities Act (an "institutional accredited investor") that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Senior Subordinated Notes less than $250,000, an opinion of counsel that such transfer is in compliance with the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so request),
(ii) to the Issuers or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the Initial Purchasers shall, and each subsequent holder shall be required to, notify any subsequent purchaser from it of the resale restrictions set forth in
(A) above.

                  (e) None of such Initial Purchasers nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Senior Subordinated Notes or the Subsidiary Guarantees.

                  (f) The Senior Subordinated Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Senior Subordinated Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Senior Subordinated Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Senior Subordinated Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Senior Subordinated Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Senior Subordinated Notes, except such advertisements as permitted by and include the statements required by Regulation S.

                  (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Senior Subordinated Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Senior Subordinated Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or
                  (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Senior Subordinated Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (j) Such Initial Purchaser agrees that the Senior Subordinated Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Senior Subordinated Notes by non-U.S. persons or U.S. persons who purchased such Senior Subordinated Notes in transactions that were exempt from the registration requirements of the Securities Act.

            The Initial Purchasers acknowledge that the Issuers and the Subsidiary Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

            8. Indemnification.

                  (a) Each of the Issuers and each of the Subsidiary Guarantors agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Issuers or any Subsidiary Guarantor to any holder or prospective purchaser of Senior Subordinated Notes pursuant to Section 5(f) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an Initial Purchaser furnished in writing to the Issuers by any Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by the Issuers to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities caused by any untrue statement or omission, or any alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, or (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

                  (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuers and the Subsidiary Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any Subsidiary Guarantor, to the same extent as the foregoing indemnity from the Issuers and the Subsidiary Guarantors to each Initial Purchaser but only with reference to information relating to an Initial Purchaser furnished in writing to the Issuers by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the indemnifying party's written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and

(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Senior Subordinated Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Subordinated Notes (after discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Senior Subordinated Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Subsidiary Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuers and the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial

Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each member of the Management Committee or each director of the Issuers or the Subsidiary Guarantors (as the case may be), each officer of the Issuers or the Subsidiary Guarantors, and each person, if any, who controls the Issuers or the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Subsidiary Guarantors.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Senior Subordinated Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Issuers and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any Subsidiary Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in or contemplated by the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change in the condition, financial or otherwise, or the earnings, business, management, prospects (viewed as of the Closing Date) or operations of the Issuers and their subsidiaries, taken as a whole, (ii) there shall not have been any material adverse change in the capital stock or in the long-term debt of the Issuers and their subsidiaries, taken as a whole, and (iii) neither the Issuers nor any of their subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Senior Subordinated Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the Presidents and the Chief Financial Officers of the Issuers, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) and stating that each of the Issuers and the Subsidiary Guarantors has complied with all agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, special U.S. counsel for the Issuers and the Subsidiary Guarantors, to the effect that:

                        (i) (1) each of the Issuers, (2) each of Grove U.S. LLC,
                  Grove Finance LLC and Crane Acquisition Corp. (collectively, the "New Subsidiaries") and (3) each of Crane Holding Inc. and National Crane Corp. (collectively, the "Existing Subsidiaries") has been duly incorporated or organized, is validly existing as a corporation or limited liability company (as the case may be), is in good standing under the laws of the State of Delaware and has the corporate power or limited liability company power (as the case may be) to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                        (ii) each of the Issuers and the New Subsidiaries and
                  the Existing Subsidiaries is duly qualified and in good standing as a foreign limited liability company or corporation, as applicable, authorized to do business in each jurisdiction listed opposite its name on Schedule I hereto;

                        (iii) the Issuers have duly authorized the Senior
                  Subordinated Notes and, when executed, issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior

                  Subordinated Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with their terms except as
                  (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (iv) each of the New Subsidiaries has duly authorized
                  the Subsidiary Guarantee to which it is a party and, when the Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Indenture, such Subsidiary Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be the legally valid and binding obligation of such New Subsidiary, enforceable against such New Subsidiary in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (v) the Issuers have duly authorized the New Senior
                  Subordinated Notes and, when the New Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the New Senior Subordinated Notes will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (vi) each of the New Subsidiaries has duly authorized
                  the Subsidiary Guarantee to which it is a party, to be endorsed on the New Senior Subordinated Notes and, when the New Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Subsidiary Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be the legally valid and binding obligation of such New Subsidiary, enforceable against such New Subsidiary in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (vii) the Indenture has been duly authorized, executed
                  and delivered by the Issuers and the New Subsidiaries and is a valid and binding agreement of the Issuers and the New Subsidiaries, enforceable against the Issuers and the New Subsidiaries in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (viii) this Agreement has been duly authorized, executed
                  and delivered by the Issuers and the New Subsidiaries;

                        (ix) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Issuers and the New Subsidiaries and is a valid and binding agreement of the Issuers and the New Subsidiaries, enforceable against the Issuers and the New Subsidiaries in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in action at law or in equity and (z) indemnification or contribution provisions may be held to be enforceable;

                        (x) the statements under the captions "Description of
                  Notes", `Transactions", "Business--Environmental Matters", "Business--Legal Proceedings", "Certain Relationships and Related Transactions" and "Description of Certain Indebtedness" in the Offering Memorandum, insofar as such statements refer to matters arising under or governed by Applicable Law (as hereinafter defined), and constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                        (xi) such counsel is of the opinion ascribed to it in
                  the Offering Memorandum under the caption "United States Federal Tax Considerations for Non-United States Holders";

                        (xii) based on current provisions of the Internal
                  Revenue Code of 1986, as amended, applicable regulations promulgated by the Department of Treasury, and the current administrative and judicial interpretations thereof, each of the Company, Grove U.S. LLC and Grove Finance LLC, has been properly treated either as (x) a partnership or (y) not as an entity separate from its sole member for all periods of its existence and should not have been treated as an "association" taxable as a corporation; no assurance can be given that changes in applicable law, regulations or administrative rulings, procedures or announcements, or that judicial decisions would not adversely affect the classification of such entities for federal income tax purposes.

                        (xiii) to such counsel's knowledge, neither the Issuers
                  nor any of the New Subsidiaries (i) are in violation of its respective charter or by-laws or (ii) are in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Issuers or the New Subsidiaries are a party or by which any of the Issuers or the New Subsidiaries or their respective properties are bound, which indenture, loan agreement, mortgage, lease or other agreement or instrument is material to the Issuers or the New Subsidiaries, taken as a whole, and would be required to be filed as an exhibit to a registration statement of the Company on Form S-1 covering this offering of the Senior Subordinated Notes;

                        (xiv) except as described in the Offering Memorandum,
                  the execution, delivery and performance of this Agreement and the other Operative Documents by the Issuers and the New Subsidiaries and compliance by the Issuers and the New Subsidiaries with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the United States or the State of New York or under the Limited Liability Company Act of the State of Delaware (the "DLLC Act") or the Delaware General Corporation Law (together with the DLLC Act, the "Delaware Laws") (except such as may be required under the securities or Blue Sky laws of the various states),

                  (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or operating agreements, as applicable, of the Issuers and the New Subsidiaries to such counsel's knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Issuers or the New Subsidiaries is a party or by which any of the Issuers or the New Subsidiaries or their respective properties is bound, which indenture, loan agreement, mortgage, lease or other agreement or instrument is material to the Company or its subsidiaries, taken as a whole, and would be required to be filed as an exhibit to a registration statement of the Company on Form S-1 covering this offering of the Senior Subordinated Notes, or
                  (iii) violate or conflict with any Applicable Law (as hereinafter defined) or any judgment, order or decree known to such counsel of any court or any governmental body or agency of the United States or the State of New York that has jurisdiction over the Issuers, any of the New Subsidiaries or their respective properties, except, in each case, where such failure to obtain consent, such conflict, breach, default or violation will not result in a Material Adverse Effect. The term "Applicable Law" means the Delaware Laws, the laws of the State of New York and the laws, rules and regulations of the United States, in each case, which in such counsel's experience are normally applicable to transaction of the type contemplated by this Agreement;

                        (xv) except as described in the Offering Memorandum,
                  such counsel does not know of any legal or governmental proceedings pending or threatened to which the Issuers or the New Subsidiaries are or would be a party or to which any of their respective properties are or would be subject, which, if determined adversely, would result, singly or in the aggregate, in a Material Adverse Effect.;

                        (xvi) the Issuers after giving effect to the offering
                  and sale of the Senior Subordinated Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be required to register under the Investment Company Act of 1940, as amended, as an "investment company" as such term is defined in such Act;

                        (xvii) the Indenture appears on its face to be
                  appropriately responsive in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Senior Subordinated Notes to the Initial

                  Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

                        (xviii) no registration under the Securities Act of the
                  Senior Subordinated Notes is required for the sale of the Senior Subordinated Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, (iii) the accuracy of the representations of the Issuers and the Subsidiary Guarantors set forth in Sections 5(f) and 6(al), (an), (ao) and (ap) of this Agreement.

                  In addition, such counsel shall state that no facts have come to such counsel's attention that cause such counsel to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison described in Section 9(e) above shall be rendered to you at the request of the Issuers and the Subsidiary Guarantors and shall so state therein. With respect to the matters covered by the statement in the first sentence of this paragraph, Paul, Weiss, Rifkind, Wharton & Garrison may state that their belief is based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified and such counsel may rely as to materiality to the extent they deem appropriate upon facts provided to such counsel by officers and other representatives of the Issuers and the Subsidiary Guarantors.

                  (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Keith Simmons, Esq., General Counsel of the Issuers and the Subsidiary Guarantors, to the effect that:

                        (i) all of the outstanding shares of capital stock of
                  the Existing Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear (to such counsel's knowledge) of any Lien (other than the Liens in favor of the lenders under the New Credit Facilities);

                        (ii) each of the Existing Subsidiaries has duly
                  authorized the Subsidiary Guarantee to which it is a party and, when the Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Indenture, such Subsidiary Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be the legally valid and binding obligation of such Existing Subsidiary, enforceable against such Existing Subsidiary in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (iii) each of the Existing Subsidiaries has duly
                  authorized the Subsidiary Guarantee to which it is a party, to be endorsed on the New Senior Subordinated Notes and, when the New Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Subsidiary Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be the legally valid and binding obligation of such Existing Subsidiary, enforceable against such Existing Subsidiary in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (iv) the Indenture has been duly authorized, executed
                  and delivered by the Existing Subsidiaries and is a valid and binding agreement of the Existing Subsidiaries, enforceable against the Existing Subsidiaries in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in law or in equity;

                        (v) this Agreement has been duly authorized, executed
                  and delivered by the Existing Subsidiaries;

                        (vi) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Existing Subsidiaries and is a valid and binding agreement of the Existing Subsidiaries, enforceable against the Existing Subsidiaries in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability whether asserted in action at law or in equity;

                        (vii) none of the Existing Subsidiaries is in violation
                  of its respective charter or by-laws, and, to such counsel's knowledge after due inquiry, none of the Existing Subsidiaries is in default in performance of any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Existing Subsidiaries is a party or by which any of the Existing Subsidiaries or their respective properties is bound, which indenture, loan agreement, mortgage, lease or other agreement or instrument is material to the Company and its subsidiaries, taken as a whole, and would be required to be filed as an exhibit to a registration statement of the Company on Form S-1 covering this offering of the Senior Subordinated Notes;

                        (viii) the execution, delivery and performance of this
                  Agreement and the other Operative Documents by the Issuers and each of the Subsidiary Guarantors, compliance with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms of, or a default under, the charter or by-laws of the Existing Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Existing Subsidiaries is a party or by which any of the Existing Subsidiaries or their respective properties is bound, which indenture, loan agreement, mortgage, lease or other agreement or instrument is material to the Company and its subsidiaries, taken as a whole, and would be required to be filed as an exhibit to a registration statement of the Company on Form S-1 covering this offering of the Senior Subordinated Notes, (ii) result in the imposition or creation of (or the obligation to create or impose) a material Lien under any of the Contracts that would be required to be filed as an exhibit were the offering of the Senior Subordinated Notes registered with the Commission pursuant to a registration statement on Form S-1 (except for Liens in favor of the lenders under the New Credit Facilities), or (iii) result in the termination or revocation of any material Authorization of the Issuers or any of their subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

                        (ix) except as described in the Offering Memorandum,
                  such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would result, singly or in the aggregate, in a Material Adverse Effect;

                        (x) except as described in the Offering Memorandum, to
                  such counsel's knowledge, neither the Company nor any of its subsidiaries has violated any Environmental Law or any provisions of ERISA, or the rules or regulations thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;

                        (xi) except as described in the Offering Memorandum, to
                  such counsel's knowledge, each of the Company and its subsidiaries has such of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conducts its business, except where the filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; except as described in the Offering Memorandum, to such counsel's knowledge, each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance on the occurrence of any such event would not, singly or in the aggregate, have a Material Adverse Effect; and

                        (xii) except as described in the Offering Memorandum, to
                  such counsel's knowledge, there are no contracts, agreements or understandings between the Issuers or any Subsidiary Guarantor and any person granting such person the right to require the Issuers or such Subsidiary Guarantor to include any securities with the Senior Subordinated Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

                  (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Coudert Brothers or Oppenhoff & Radler, as appropriate, as to matters of laws of the United Kingdom, France and Germany, to the effect that:

                        (i) each of Grove Holdings France, S.A.S., Grove France,
                  S.A., Delta Manlift S.A.S., Grove Worldwide Holdings Germany GmbH, Deutsche Grove GmbH and Grove Europe Limited (collectively, the "Foreign Subsidiaries") has been duly incorporated, is validly existing as a corporation or limited liability company, as applicable, in good standing (if such concept exists under such laws) under the laws of its jurisdiction of organization and has the corporate or limited liability company power and authority, as applicable, to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                        (ii) to such counsel's knowledge neither the Foreign
                  Subsidiaries nor any of their subsidiaries is in violation of its respective incorporation or charter documents and, neither the Foreign Subsidiaries nor any of their subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Foreign Subsidiaries and their subsidiaries, taken as a whole, to which the Foreign Subsidiaries or any of their subsidiaries is a party or by which the Foreign Subsidiaries or any of their subsidiaries or their respective property is bound.

                  (h) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (i) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP and Price Waterhouse, independent public accountants for the Issuers and, in each case containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (j) The Senior Subordinated Notes shall have been approved for trading on, and duly listed in, PORTAL.

                  (k) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Issuers, the Subsidiary Guarantors and the Trustee.

                  (l) The Issuers and the Subsidiary Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuers and the Subsidiary Guarantors.

                  (m) The Issuers and the Subsidiary Guarantors shall have executed this Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuers and the Subsidiary Guarantors.

                  (n) The Issuers and any guarantors shall have entered into the New Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterpart, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (o) The Initial Purchasers shall have received a copy of the Acquisition Agreement, with all schedules, exhibits and amendments thereto, certified by an executive officer of the Company as a true, correct and complete copy as of the date hereof.

                  (p) Each condition to the closing contemplated by the New Credit Facility (other than the issuance and sale of the Senior Subordinated Notes and Subsidiary Guarantees pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Acquisition Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. On the Closing Date, the closing under the New Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum.

                  (q) Each condition to the closing of the Acquisition contemplated by the Acquisition Agreement (other than the issuance and sale of the Senior Subordinated Notes and the Subsidiary Guarantees pursuant hereto and the closing under the New Credit Facility) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the New Credit Facility) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Acquisition Agreement. On the Closing Date, the Acquisition shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

                  (r) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (s) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (t) The Issuers shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Issuers at or prior to the Closing Date.

            10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

            This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Senior Subordinated Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Subsidiary Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

            If on the Closing Date either of the Initial Purchasers shall fail or refuse to purchase the Senior Subordinated Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Senior Subordinated Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Subordinated Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Senior Subordinated Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Senior Subordinated Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Senior Subordinated Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Senior Subordinated Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Senior Subordinated Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Senior Subordinated Notes and the aggregate principal amount of the Senior Subordinated Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Subordinated Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of such Senior Subordinated Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Issuers. In any such case which does not result in termination of this Agreement, either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

            11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers or any Subsidiary Guarantor, to 1565 Buchanan Trail East, P.O. Box 21, Shady Grove, PA 17256,
Attention: Keith Simmons, with a copy to Grove Investors LLC, c\o Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019,
Attention: Mathew Nimetz and Bruce Gruder, and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, the Subsidiary Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Senior Subordinated Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers, any Subsidiary Guarantor, the officers or directors of the Issuers or any Subsidiary Guarantor, or any person controlling the Issuers or any Subsidiary Guarantor, (ii) acceptance of the Senior Subordinated Notes and payment for them hereunder and
(iii) termination of this Agreement.

            If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers or the Subsidiary Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers and the Subsidiary Guarantors, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Issuers and each Subsidiary Guarantor also agree, jointly and severally, to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section
12).

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Subsidiary Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Issuers and the Subsidiary Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Senior Subordinated Notes from the Initial Purchasers merely because of such purchase.

            This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

            This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                                     * * * *

            Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Subsidiary Guarantors and the Initial Purchasers as of the date first above written.

                                          Very truly yours,

                                          GROVE WORLDWIDE, LLC


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

                                          GROVE CAPITAL, INC.


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

                                          CRANE ACQUISITION CORP.


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

                                          CRANE HOLDING INC.


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

                    [additional signatures on following page]

                                          NATIONAL CRANE CORP.


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

                                          GROVE FINANCE LLC


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

                                          GROVE U.S. LLC


                                          By: /s/ Salvatore J. Bonanno
                                             -------------------------------
                                             Name:
                                             Title:

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written by Donaldson, Lufkin & Jenrette Securities Corporation on behalf of the Initial Purchasers.

DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION


By: /s/ Edward Biggins
   -------------------------------
   Name:
   Title: